      As filed with the Securities and Exchange Commission on June 15, 2001


                                                      Registration No.333-61136

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                              AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              THORATEC CORPORATION
             (Exact Name of Registrant as specified in its Charter)

             CALIFORNIA                                       94-2340464
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification No.)

       6035 STONERIDGE DRIVE, PLEASANTON, CALIFORNIA 94588 (925) 847-8600 (Address, including zip code, and telephone number, including area code, of Thoratec Laboratories Corporation's principal executive offices)

                               D. KEITH GROSSMAN
       6035 STONERIDGE DRIVE, PLEASANTON, CALIFORNIA 94588 (925) 847-8600 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   COPIES TO:

                                    KYLE GUSE
                       HELLER EHRMAN WHITE & MCAULIFFE LLP
                              275 MIDDLEFIELD ROAD,
                        MENLO PARK, CALIFORNIA 94025-3506
                            TELEPHONE: (650) 324-6715
                            FACSIMILE: (650) 324-0638

        Approximate date of commencement of proposed sale to the public:
              AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF
                          THIS REGISTRATION STATEMENT.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee......................................            $12,234
NASD Filing Fee...........................................                  0
Nasdaq National Market Listing Fee........................                  0
Transfer Agent and Registrant Fees........................              5,000
Accounting Fees and Expenses..............................             10,000
Legal Fees and Expenses...................................             10,000
Printing and Engraving....................................              5,000
Miscellaneous.............................................              5,000
                                                                      -------
        TOTAL.............................................            $47,234

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our certificate of incorporation provides that, to the fullest extent permitted by California law, none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any other provision of law. However, a director shall be liable to the extent required by law (i) for any breach of the director's duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

    We entered into indemnification agreements with each of our directors and anticipate that we will enter into similar agreements with any future director. Generally, these agreements attempt to provide the maximum protection permitted by California law with respect to indemnification. The indemnification agreements provide that we will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by us or in our name (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. For directors, such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if the director is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. We have also entered into similar agreements with certain of our officers and top management personnel who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California law with respect to indemnification of directors and officers.

    The effect of these provisions would be to permit such indemnification by us for liabilities arising under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS

    (a) Exhibits and Index of Exhibits


     EXHIBIT
     NUMBER                                EXHIBIT
     -------                               -------
      5.1*        Opinion of Heller Ehrman White & McAuliffe LLP

     10.1*        Agreement and plan of merger by and among Thoratec
                  Laboratories Corporation (since renamed Thoratec Corporation),
                  Lightening Acquisition Corporation, Thermo Cardiosystems, Inc, and Thermo Electron Corporation dated October 3, 2000.(1)

     10.2*        Registration Rights Agreement by and between Thoratec
                  Laboratories Corporation (since renamed to Thoratec
                  Corporation) and Thermo Electron Corporation dated October 3,
                  2000.(1)

     10.3*        Shareholders Agreement by and between Thoratec Laboratories
                  Corporation (since renamed to Thoratec Corporation) and Thermo
                  Electron Corporation dated October 3, 2001.(1)

     23.1*        Independent Auditors' Consent -- Deloitte & Touche LLP.

     23.2*        Independent Auditors' Consent -- Arthur Andersen LLP

     23.2* Consent of Heller Ehrman White & McAuliffe LLP (contained in exhibit 5.1).

     24           Power of Attorney -- Reference is made to page II-4 hereof.

----------------

(1) Filed as an Annex to our Registration on form S-4 filed with the SEC on December 29, 2000 (Registration No. 333-49120).


 *  Previously filed as an exhibit to this registration statement

ITEM 17. UNDERTAKINGS


    The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
        (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on June 15, 2001.

                                      Thoratec Corporation




                                      By: /s/ Cheryl D. Hess
                                          --------------------------------------
                                          Cheryl D. Hess
                                          Chief Financial Officer,
                                          Vice President and Secretary
                                          (Principal Financial and Accounting
                                          Officer)


                                POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints D. Keith Grossman and Cheryl D. Hess, and each of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") and any and all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement or any Rule 462(b) registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                              Title                            Date
----------------------------------      -----------------------------      ------------------------
      /s/ D. Keith Grossman             Chief Executive Officer,                June 15, 2001
----------------------------------      President and Director
        D. Keith Grossman

       /s/ Howard E. Chase              Director                                June 15, 2001
----------------------------------
         Howard E. Chase

       /s/ J. Daniel Cole *             Director                                June 15, 2001
----------------------------------
         J. Daniel Cole

       /s/ J. Donald Hill  *            Director and Chairman of the            June 15, 2001
----------------------------------      Board of Directors
         J. Donald Hill

    /s/ William M. Hitchcock *          Director                                June 15, 2001
----------------------------------
      William M. Hitchcock

   /s/ George W. Holbrook, Jr. *        Director                                June 15, 2001
----------------------------------
     George W. Holbrook, Jr.

     /s/ Theo Melas-Kyriazi *           Director                                June 15, 2001
----------------------------------
       Theo Melas-Kyriazi


      /s/ Daniel M. Mulvena *           Director                                June 15, 2001
----------------------------------
        Daniel M. Mulvena

       /s/ Cheryl D. Hess               Chief Financial Officer,                June 15, 2001
----------------------------------      Vice President and Secretary
         Cheryl D. Hess                 (Principal Financial and
                                        Accounting Officer)
       /s/ Cheryl D. Hess
----------------------------------
        Cheryl D. Hess
        *(Attorney-in-Fact)

                                  EXHIBIT INDEX



     EXHIBIT NO.                        DESCRIPTION
     -----------                        -----------
        5.1*        Opinion of Heller Ehrman White & McAuliffe LLP

       10.1*        Agreement and plan of merger by and among Thoratec
                    Laboratories Corporation (since renamed Thoratec
                    Corporation), Lightening Acquisition Corporation, Thermo
                    Cardiosystems, Inc, and Thermo Electron Corporation dated
                    October 3, 2000.(1)

       10.2*        Registration Rights Agreement by and between Thoratec
                    Laboratories Corporation (since renamed to Thoratec
                    Corporation) and Thermo Electron Corporation dated October
                    3, 2000.(1)

       10.3*        Shareholders Agreement by and between Thoratec Laboratories
                    Corporation (since renamed to Thoratec Corporation) and
                    Thermo Electron Corporation dated October 3, 2001.(1)

       23.1*        Independent Auditors' Consent -- Deloitte & Touche LLP.

       23.2*        Independent Auditors' Consent -- Arthur Andersen LLP

       23.2* Consent of Heller Ehrman White & McAuliffe LLP (contained in exhibit 5.1).

       24           Power of Attorney -- Reference is made to page II-4 hereof.

----------------

(1) Filed as an Annex to our Registration on form S-4 filed with the SEC on December 29, 2000 (Registration No. 333-49120).

 *  Previously filed as an exhibit to this registration statement